                                CODE OF ETHICS

                                      OF

                            TREMONT PARTNERS, INC.

                             AMENDED AND RESTATED
                            AS OF FEBRUARY 1, 2005

                              Table of Contents
                              -----------------

1.    Introduction and Purpose of the Code of Ethics.........................3
--    -----------------------------------------------

2.    Statement of General Principles........................................4
--    -------------------------------

3.    Standards of Business Conduct..........................................4
--    -----------------------------

4.    Definitions............................................................7
--    -----------

5.    All Employees--Restrictions on Outside Business Activities.............10
--    ----------------------------------------------------------

6.    All Employees--Restrictions on Gifts from Business Associates..........10
--    -------------------------------------------------------------

7.    All Employees--Investments in Oppenheimer Funds........................10
--    ------------------------------------------------

8.    Requirements for Personal Accounts for Access Persons.................11
--    -----------------------------------------------------

9.    Access Persons--Prohibited Transactions in Securities..................11
--    -----------------------------------------------------

10.   Investment Persons--Prohibited Transactions in Securities..............13
---   ----------------------------------------------------------

11.   Reporting Requirements................................................16
---   ----------------------

12.   Certifications........................................................18
---   --------------

13.   Penalties and Sanctions...............................................18
---   -----------------------

14.   Duties of the Code of Ethics Oversight Committee......................18
---   ------------------------------------------------

15.   Duties of the Code Administrator......................................19
---   --------------------------------

16.   Recordkeeping.........................................................20
---   -------------

17.   Amendments............................................................20
---   ----------

                                APPENDICIES
                                -----------

Appendix A           Statement of Policies and Procedures Designed to
                     Detect and Prevent Insider
                     Trading.............................................A-1

Appendix B           Gift
                     Policy..............................................A-4

Appendix C           Reporting
                     Forms...............................................A-6

1.    Introduction and Purpose of the Code of Ethics.
      -----------------------------------------------

      As an investment  management firm,  Tremont Partners,  Inc.  ("Tremont")
owes a fiduciary  responsibility  to our clients,  including those  investment companies  for which (i)  OppenheimerFunds,  Inc. or any of its  affiliates or subsidiaries  (collectively,  "OFI"),  serves as  investment  adviser and (ii)
Tremont serves as investment  manager (or  sub-adviser),  which as of the date hereof are Oppenheimer  Tremont Market Neutral Fund, LLC,  Oppenheimer Tremont
Opportunity  Fund, LLC, OFI Tremont Market Neutral Hedge Fund, and OFI Tremont
Core  Strategies  Hedge Fund (such funds,  together with any other  investment companies  for  which OFI and  Tremont  may  serve in such  capacities,  being collectively referred to hereinafter as the "OFI/Tremont  Funds").  Tremont is affiliated  with OFI through the 100% ownership of Tremont's  parent  company,
Tremont  Capital  Management,   Inc.  ("Tremont   Capital"),   by  Oppenheimer
Acquisition  Corp.  Tremont and every employee of Tremont Capital  principally located at or  associated  with the offices of Tremont and Tremont  Capital at
Rye, New York (each,  an "Employee"  and  collectively  the  "Employees")  owe those  clients a duty of undivided  loyalty.  Our clients  expect us to act in their best  interests  at all times.  Tremont  seeks to maintain a  reputation for fair dealing and honesty.

      This Code of Ethics ("Code")  establishes  standards of conduct expected of all Employees and addresses  conflicts that arise from Employees'  personal trading and other  activities.  Every Employee is expected to fully understand and adhere to the  policies  and  procedures  set forth in this Code.  As each
Employee  must be  aware,  we  work in a  highly  regulated  industry  and are governed by an ever-increasing body of federal,  state, and international laws and  numerous  rules and  regulations  which,  if not  observed,  can  subject
Tremont and/or Employees to regulatory sanctions.

      This Code  represents  a  restatement  of the  existing  Tremont code of ethics and has been adopted by Tremont in  conjunction  with the amendment and restatement of the separate,  but  substantially  similar,  OFI code of ethics encompassing:  the OFI/Tremont  Funds;  investment  companies for which OFI or
Centennial Asset Management  Corporation  ("CAMC") acts as investment adviser;
and OFI, CAMC and OFI's other subsidiaries or directly  controlled  affiliates that are registered  investment advisers;  and  OppenheimerFunds  Distributor,
Inc.  (such  code  being  referred  to  hereinafter  as  the  "OFI  Code")  in compliance  with Rule  17j-1  under the  Investment  Company  Act of 1940,  as amended  ("1940  Act"),  or Rule 204A-1 under the  Investment  Advisers Act of
1940, as amended ("Advisers Act").

      The Code is designed  to  establish  procedures  for the  detection  and prevention of activities  by which persons  having  knowledge of the holdings, recommended  investments  and  investment  intentions  of  Tremont's  clients, including  the  OFI/Tremont  Funds  and  other  investment  funds,  for  which
Tremont acts as adviser or sub-adviser (collectively,  "Advisory Clients") may abuse their fiduciary duties,  and otherwise to deal with the type of conflict of interest situations addressed by Rule 17j-1 and Rule 204A-1.

      Although the Code is intended to provide  each  Employee  with  guidance and  certainty  as  to  whether  or  not  certain  actions  or  practices  are permissible,  it does not cover  every  issue an  Employee  may face.  In this regard,  Tremont and Tremont  Capital also maintain other  compliance-oriented policies and procedures  (including  among others,  a separate Code of Conduct adopted  by  Tremont  and  Tremont  Capital as part of the OFI Code of Conduct
(the "Code of  Conduct")  that may be  directly  applicable  to an  Employee's specific  responsibilities  and  duties.  Nevertheless,  this  Code  should be viewed  as a guide  for each  Employee  and  Tremont  with  respect  to how we jointly  must  conduct our  business to live up to our guiding  tenet that the interests of our clients and customers must always come first.

      If you have any questions  about this Code, you should discuss them with the Code  Administrator  as soon as  possible  to  ensure  that you  remain in compliance  with the Code at all  times.  In the event that any  provision  of this Code  conflicts  with any other  Tremont  or  Tremont  Capital  policy or procedure,  the provisions of this Code shall apply.  Please  understand  that you are expected to adhere to all company policies at all times.

      All  Employees  are expected to read the Code  carefully and observe and adhere to its  guidance at all times.  On an annual  basis,  and at such other times as the  Code  Administrator  may deem  necessary  or  appropriate,  each
Employee  must  acknowledge  in writing,  in the form set forth in Appendix C, that he or she has  read  the Code and  agrees  to  comply  with the Code as a condition  of his or her  employment.  All  Employees  have an  obligation  to provide  notice  to the Code  Administrator  on a  timely  basis if there is a change  to  their  duties,  responsibilities  or  title  which  affects  their reporting status under this Code.

2.    Statement  of  General  Principles.  In  general,  every  Employee  must
      ----------------------------------
observe  the  following  fiduciary  principles  with  respect  to  his  or her personal investment activities:
                               -

      (a)...At all times,  each  Employee must place the interests of Advisory
Clients first;

      (b)...All personal  securities  transactions  of each  Employee  must be conducted  consistent  with  this  Code and in such a manner  as to avoid  any actual or  potential  conflict  of  interest  or any  abuse of the  Employee's position of trust and responsibility; and

      (c)...No Employee  should  take  inappropriate  advantage  of his or her position at Tremont and Tremont Capital.

      The provisions of this Code reflect the fact that the OFI/Tremont  Funds and Tremont's other clients  presently pursue their  investment  objectives by investing in private  investment  funds (and similar  investment  vehicles) or with underlying  investment  managers through separate accounts (such funds or managers  in  or  with  which  such  clients  may  invest  being  collectively referred to hereinafter as "Private Funds").

3.    Standards of Business Conduct
      -----------------------------

      The specific  provisions  and  reporting  requirements  of this Code are concerned  primarily with those investment  activities of an Access Person (as defined  below) who may benefit from or interfere with the purchase or sale of portfolio  securities by Advisory  Clients.  All Employees are prohibited from using  information  concerning the investment  intentions of Advisory Clients, or the  Employees'  ability  to  influence  such  investment  intentions,  for personal  gain or in a manner  detrimental  to the  interests  of any Advisory
Client.  In this regard,  each Employee also should refer to the separate Code of Conduct which governs  certain other  activities of Employees.  In addition to this Code and the separate Code of Conduct,  all Employees must comply with the following general standards of business conduct.

      (a)...Compliance  with Laws and  Regulations.  All Employees must comply
            --------------------------------------
with all federal,  state and local laws,  rules and regulations  applicable to the business or operations of Tremont and, including,  but not limited to, the federal securities laws.(1)  In  particular,  Employees  (including all Access
Persons) are not permitted,  in connection with the purchase or sale, directly or indirectly, of a Security Held or to Be Acquired by an Advisory Client, to:

            (i)   employ  any  device,  scheme or  artifice  to  defraud  such
            Advisory Client;

            (ii)  make to such  Advisory  Client  any  untrue  statement  of a material fact or omit to state to such Advisory  Client a material fact necessary in order to make the  statements  made, in light of the circumstances under which they are made, not misleading;

            (iii) engage in any act,  practice,  or course of  business  which operates  or  would  operate  as a fraud or  deceit  upon any such
            Advisory Client; or

            (iv)  engage in any  manipulative  practice  with  respect to such
            Advisory Client.

      Although  Tremont and the  OFI/Tremont  Funds expect that Employees will not generally have knowledge of the current  investment  activities of Private
Funds in which the  OFI/Tremont  Funds  invest,  persons  subject to this Code
(including  Access Persons) should  recognize that, in view of the broad range of conduct  prohibited by applicable  law,  rules and  regulations  this Code, personal  transactions  in a Security  Held or to be Acquired (as such term is defined  herein)  by  Private  Funds in which the  OFI/Tremont  Funds or other
Advisory  Clients  invest will be treated as a violation  of this Code (absent pre-clearance  as contemplated in Section 9 and 10 below or another  available exemption from the Code's prohibitions).

      (b)...Conflicts   of   Interest.   As  a   fiduciary,   Tremont  has  an
            -------------------------
affirmative duty of care, loyalty,  honesty, and good faith to act in the best interests of its clients.  Compliance with this duty can be achieved by trying to avoid  conflicts of interest  and by fully  disclosing  all material  facts concerning  any  conflict  that does arise with  respect  to any  client.  All
Employees  must try to avoid  situations  that  have  even the  appearance  of
conflict  or  impropriety.   (See  also  the  section  titled   "Conflicts  of
Interests" in the separate Code of Conduct.)

      (c)...Conflicts  Among  Client  Interests.  Conflicts  of  interest  may
            -----------------------------------
arise when Tremont or its Employees  have reason to favor the interests of one client over another  client  (e.g.,  larger  accounts  over smaller  accounts, accounts  compensated  by performance  fees over accounts not so  compensated, accounts in which Employees have made material personal investments,  accounts of close friends or relatives of  Employees).  Such  inappropriate  favoritism of one client over another client would  constitute a breach of fiduciary duty and is  expressly  prohibited.  (See also the  section  titled  "Conflicts  of
Interests" in the separate Code of Conduct.)

      (d)...Competing  with Client Trades.  All Employees are prohibited  from
            -----------------------------
using knowledge about pending or currently considered securities  transactions for clients to profit personally,  directly or indirectly, as a result of such transactions,  including by purchasing or selling such  securities.  Conflicts raised by personal  securities  transactions  are  addressed  specifically  in
Sections 9-10 of this Code.

      (e)...Confidentiality of Advisory Client  Transactions.  Until disclosed
            ------------------------------------------------
in a public report to  shareholders  or to the SEC in the normal  course,  all information  concerning a Security (as defined  herein) Being  Considered  for
Purchase  or Sale  (as  such  term is also  defined  herein)  by any  Advisory
Client shall be kept  confidential by all Employees and disclosed by them only on a need to know  basis  in  accordance  with  Tremont's  policies  governing dissemination  of  Advisory  Client  portfolio  holdings,  as the  same may be adopted from time to time.  If you have any  questions  about these  policies, please see the Code  Administrator,  the Director of  Investment  Relationship
Management  or the Director of  Investment  Management.  (See also the section titled "Confidentiality" in the separate Code of Conduct.)

      (f)...Disclosure of Fund Portfolio  Holdings.  Until publicly disclosed,
            --------------------------------------
an  Advisory  Client's  portfolio   holdings  are  proprietary,   confidential
business  information.  In respect of the OFI/Tremont Funds, all Employees are subject to the  separate  Policy  Governing  Dissemination  of Fund  Portfolio
Holdings  applicable to the  OFI/Tremont  Funds,  as established by OFI, which sets forth the  conditions  under which an Employee may  disclose  information about an OFI/Tremont  Fund's  portfolio  holdings.  In general,  the policy is designed to assure that  information  about portfolio  holdings is distributed in a manner that conforms to applicable  laws and  regulations  and to prevent that information  from being used in a manner that could  negatively  affect a fund's  investment  program  or  otherwise  enable  third  parties to use that information  in a  manner  that is not in the  best  interests  of such  fund.
Generally,   any  non-public   portfolio  holding   information  may  only  be
distributed  pursuant  to a  confidentiality  agreement  approved  by  Tremont
Capital's or OFI's Legal  Department,  as relevant.  If you have any questions about OFI's Policy Governing Dissemination of Fund Portfolio Holdings,  please contact the Code Administrator.

      (g)...Insider Trading.  All Employees are subject to Tremont's  separate
            ---------------
insider trading  policies and procedures which are considered an integral part of  this  Code  (attached  as  Appendix  A to  this  Code).  In  general,  all
Employees  are  prohibited  from  trading,  either  personally or on behalf of others, while in possession of material, nonpublic information.  Employees are also prohibited from communicating  material  nonpublic  information to others in violation of the law.

      (h)...Personal  Securities  Transactions.  All  Employees  must strictly
            ----------------------------------
comply with Tremont's policies and procedures  regarding  personal  securities transactions.  As explained in further detail  throughout  this Code, the Code sets forth the certain  standards for personal  trading by persons  subject to its provisions.

4.    Definitions - As used herein:
      -----------

(a)    "Access  Person"  means  any  officer,   director,   general   partner,
      ----------------
Investment   Person,   trustee  or  certain  other   Employees  (as  described
immediately  below) of or associated with Tremont or Tremont  Capital,  or any persons directly  controlled by Tremont who directly or indirectly control (as defined in the 1940 Act) the  activities  of such  persons.  "Access  Persons"
does not include persons who are subject to the OFI Code.

      An Access Person also means any natural  person in a control (as defined in the 1940 Act)  relationship  to Tremont or Tremont  Capital (or any company in  a  control  relationship  to  Tremont  or  Tremont  Capital)  who  obtains information  concerning  recommendations  made to any  OFI/Tremont  Fund  with regard to the purchase or sale of Securities by such fund.

      Notwithstanding  the  definitions  above,  for purposes of the reporting requirements  under Section 11 of this Code, an  "Independent  Director" (or a non-independent  director  who is not  otherwise  an employee of Tremont or an
Access Person in respect of Tremont) of an OFI/Tremont  Fund is not considered an Access Person.

      An Employee is an Access Person if:

(i)   in  connection  with  his or  her  regular  functions  or  duties,  that
            Employee   makes,   participates,   in  or   obtains   information
            regarding,  the  purchase  or sale of a  Security  by an  Advisory
            Client,   or  whose   functions   relate  to  the  making  of  any
            recommendations with respect to such purchases or sales.

(ii)  the Employee  has access to timely  information  relating to  investment management  activities,  research and/or client portfolio holdings and those who in the course of their employment  regularly receive access to trading activity of Advisory Clients; or

(iii) the Employee has been notified in writing by the Code  Administrator (or a designee)  that the  Employee has been  designated  as an Access
            Persons by the Code  Administrator  by virtue of the nature of the
            Employee's duties and functions.

      In terms of the  OFI/Tremont  Funds,  Employees  that may be  considered
Access  Persons in relation to such funds are subject to, and covered by, this
Code,  including  with respect to provisions  pertaining  specifically  to the
OFI/Tremont Funds.

      Presently,  it is Tremont's policy to treat every Employee located at or associated  with  Tremont  Capital's  Rye,  New York  offices  to be a Tremont
"Access Person."

(b)    "Advisory  Client" means any client,  including the  OFI/Tremont  Funds
      -------------------
and  other   investment   funds,   for  which   Tremont  acts  as  adviser  or
sub-adviser.

(c)   "Beneficial  Interest" means any interest by which an Access Person,  or
      ----------------------
any  Family  Member  living in the same  household  as an Access  Person,  can directly or indirectly  derive a monetary  benefit from the purchase,  sale or ownership of a Security except such interests as the Code of Ethics  Oversight
Committee  (or,  in the  case of the  OFI/Tremont  Funds,  a  majority  of the
Independent  Directors of the affected  OFI/Tremont Fund(s) shall determine to be too remote for the purpose of this Code.

      For purposes of this  definition  and the Code,  "Family  Member"  shall include: grandparents, parents, mother-in-law or father-in-law;  husband, wife or domestic  partner  (whether  registered or  unregistered  under  applicable
law);   brother,   sister,   brother-in-law,   sister-in-law,   son-in-law  or
daughter-in-law;  children  (including step and adoptive  relationships);  and grandchildren.  In a situation in which the status of a "Family  Member" is in question,  such person shall be presumed to be a "Family  Member" for purposes of this Code. It is the Employee's  burden to affirmatively  prove to the Code
Administrator  that the other person at issue is not a "Family  Member" within this definition.

(d)   "Code  Administrator"  is the person appointed by Tremont as responsible
       -------------------
for the day-to-day  administration  of the Code who, as of the date hereof, is
Stephen T. Clayton, the Chief Compliance Officer of Tremont Capital.

(e)   "Code of  Conduct"  is a separate  set of  guidelines  that  defines the
       ----------------
standards to which all  Employees  are expected to adhere during the course of their employment  with, and when conducting  business on behalf of, Tremont or
Tremont Capital, as referred to in Section 1 hereof.

(f)   "Code of Ethics Oversight  Committee" is the committee of persons having
       -----------------------------------
the  responsibilities  described  in  sections  13 and 14 of  this  Code.  The membership of the Code of Ethics Oversight  Committee,  as hereby appointed by
Tremont, shall consist of the President,  General Counsel and Chief Investment
Officer,  respectively,  of Tremont Capital,  and the Chief Compliance Officer
of Tremont  Capital (if not also  serving as the Code  Administrator),  and/or their designees.

(g)   "Employee"  means any person deemed to be an employee of Tremont Capital
       --------
or "supervised person" of Tremont for purposes of the Advisers Act.

(h)    "Independent   Director"   means  any   director   or  trustee  of  the
      -------------------------
Oppenheimer  Board  of  Trustees/Board  IV,  or such  other  board as shall be designated by OFI as being  responsible  for the oversight of the  OFI/Tremont
Funds,  who is not an "interested  person" (as that term is defined by Section
2(a)(19) of the 1940 Act) of such fund.  Notwithstanding  the definition of an
Access Person above,  for purposes of this Code,  an  Independent  Director is not considered an Access Person.

(i)   "Initial  Public  Offering"  means an offering of securities  registered
      ---------------------------
under the  Securities  Act of 1933,  as amended  ("1933  Act"),  the issuer of which  immediately  before the  registration  was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

(j)   "Investment  Person"  means  an  Access  Person  who is (1) a  Portfolio
      --------------------
Manager,  (2) a securities  analyst who provides  information  and advice to a
Portfolio Manager or who helps execute a Portfolio  Manager's  decisions,  (3)
any  other  person  who,  in  connection  with  his or her  duties,  makes  or
participates  in  making   recommendations   regarding  an  Advisory  Client's
purchase or sale of any Security,  (4) any Employee who works  directly with a
Portfolio  Manager or in the same  department as the Portfolio  Manager or (5)
any  natural  person  in a  control  relationship  to an  OFI/Tremont  Fund or
Tremont,   and  not  otherwise   covered  under  the  OFI  Code,  who  obtains
information  concerning  recommendations  made to the  OFI/Tremont  Fund  with regard to the purchase or sale of a Security by the OFI/Tremont Fund.

      In addition  to the above  definitions,  an  Employee is an  "Investment
Person"  if  the   Employee   has  been   notified  in  writing  by  the  Code
Administrator  (or a designee)  that the  Employee has been  designated  as an
"Investment  Person" by the Code  Administrator by virtue of the nature of the
Employee's duties and functions.

(k)   "OFI" has the meaning given to it in Section 1 hereof.
       ---

(l)    "OFI/Tremont Fund" has the meaning given to it in Section 1 hereof.
      -------------------

(m)   "Personal  Account" means any account owned by, or in which a Beneficial
       -----------------
Interest is owned,  in the name of an Employee or Access Person or any account in which an  Employee or Access  Person has any direct or indirect  Beneficial
Interest.

(n)   "Portfolio   Manager"   means   an   Access   Person   who  has   direct
      ---------------------
responsibility  and  authority  to  make  investment   decisions  affecting  a
particular Advisory Client.

(o)   "Private  Placement" means an offering that is exempt from  registration
      --------------------
pursuant to Section  4(2) or Section 4(6) of the 1933 Act or pursuant to rules
504, 505 or 506 under the 1933 Act.

(p)   "Security(ies)" means, generally, any investment,  instrument,  asset or
      ---------------
holding in which an Advisory Client invests, or may consider investing.

      Among other  things,  a "Security"  includes any note,  stock,  treasury stock,  security future,  financial futures contract or option thereon,  bond, debenture, evidence of indebtedness,  certificate of interest or participation
in    any    profit-sharing    agreement,     collateral-trust    certificate,
pre-organization  certificate or subscription,  transferable share, investment contract,  voting-trust  certificate,  certificate  of deposit for a security, fractional  undivided  interest in oil,  gas,  or other  mineral  rights,  any limited  partnership  or other  interests  in Private  Funds,  any put,  call, straddle,  option,  or privilege on any security  (including a certificate  of deposit)  or on any  group or  index of  securities  (including  any  interest therein or based on the value thereof),  or any put, call,  straddle,  option, or  privilege  entered  into on a national  securities  exchange  relating  to foreign currency,  or, in general,  any interest or instrument  commonly known as  a  "security,"  or  any  certificate  of  interest  or  participation  in, temporary or interim  certificate for,  receipt for,  guarantee of, or warrant or right to  subscribe to or purchase any of the  foregoing.  References  to a
"Security" in the Code shall  include any warrant for,  option in, or security or other  instrument  immediately  convertible  into or whose value is derived from that  "Security"  and any instrument or right which is equivalent to that
"Security."

      The term  "Security"  specifically  includes  any  shares  issued  by an investment  company,  but for purposes of this Code, excludes shares issued by money market funds that comply with Rule 2a-7 under the 1940 Act.

(q)    "Security  Held or to Be  Acquired"  by an  Advisory  Client  means any
      ------------------------------------
Security  that,  within the most recent 15 days (i) is or has been held by the
Advisory  Client or (ii) is being  considered  by the  Advisory  Client or its investment  adviser for purchase by the Advisory  Client.  A "Security Held or to Be  Acquired"  also  includes  any  option  to  purchase  or sell,  and any security convertible into or exchangeable for, a Security.

(r)   A Security is "Being  Considered  for Purchase or Sale" from the time an
                    -----------------------------------------
allocation  decision  in  respect of such  Security  to an  Advisory  Client's portfolio  is  made by or on  behalf  of  Tremont  or the  relevant  Portfolio
Manager  until the time such  allocation  with  respect  to that  Security  is completed or withdrawn.

5.    All Employees--Restrictions on Outside Business Activities
      ----------------------------------------------------------
      No Employee may serve as a director,  trustee, officer, owner or partner of any other  business  organization,  with or without  compensation,  without prior  written  approval  of  the  General  Counsel  of  Tremont  Capital.  An
Employee may serve without  compensation  as a director,  trustee,  officer or representative of a non-profit  organization  (e.g.,  school board,  hospital, professional  or social  organization)  without prior  approval if there is no conflict of interest with the Employee's  duties to Tremont  Capital or any of its  subsidiaries,  including  Tremont.  These positions should be reported to the Employee's  department  manager.  The department manager should notify the
Code  Administrator  of such  reports  no less than  quarterly.  (See also the section titled "Conflicts of Interests" in the separate Code of Conduct.)

6.    All Employees--Restrictions on Gifts from Business Associates
      -------------------------------------------------------------

      All  Employees  are subject to Tremont  Capital's  separate  Gift Policy which is considered  an integral part of this Code  (attached as Appendix B to this Code).

7.    All Employees--Investments in Oppenheimer Funds.
      ---------------------------------------------------

      (a)   Any  Employee who holds  shares of any of the  OFI/Tremont  Funds, must hold those shares in an account  identified  as an "OFI 401(k)  account,"
"OFI  Retirement  account,"  "OFI  Deferred   Compensation  account"  or  "OFI
Employees Account" or such other account as may be identified by OFI.

      (b)   Any  Employee  who holds  shares of any such  OFI/Tremont  Fund in other types of accounts  must arrange to transfer  those  holdings into one of the accounts described above.  Notwithstanding  this requirement,  an Employee who holds  shares in any such  OFI/Tremont  Fund in a  retirement  account  or other  qualified  retirement  account  with  another  employer  that cannot be transferred  to  one of the  accounts  identified  above  is not  required  to transfer  those shares to one of the accounts  identified  above  provided the
Employee provides a written  explanation to the Code Administrator  describing the circumstances that prevent him or her from transferring the shares.

      (c)   Tremont's  policy  is  to  aid  OFI  in  its  efforts  to  prevent
disruptive  short-term  trading  in  any  of  its  funds.  Accordingly,   when
purchasing,  exchanging,  or  redeeming  shares  of any  such OFI  Funds,  all
Employees  must comply in all respects  with the policies  and  standards  set forth in the funds' prospectuses,  including  specifically the restrictions on market timing activities, exchanges and redemption policies.

8.    Requirements for Personal Accounts for Access Persons
      -----------------------------------------------------

      All Access  Persons  may  maintain  Personal  Accounts  with the broker, dealer or bank of their  choice,  provided the broker,  dealer or bank is able to  provide  copies of the  Access  Persons'  account  statements  to the Code
Administrator  no less than quarterly and such  statements are being provided.
However,  the Code of Ethics  Oversight  Committee  reserves  the right in its sole  discretion  to require such Access  Persons to maintain  their  Personal
Accounts  with  broker-dealers  designated  by the  Committee  or to  prohibit
Access  Persons  from  maintaining  their  Personal  Accounts  with  specified broker-dealers.

      The  requirements  of this section do not apply to Personal  Accounts in which Access Persons hold shares of an OFI fund. (Please see Section 7.)

9.    Access Persons--Prohibited Transactions in Securities
      -----------------------------------------------------

      (Note:  Any profits  realized  on trades  prohibited  by this  Section 9 shall be subject to disgorgement.)

      (a)   Prohibited Transactions.      In addition to the  prohibitions  or
            -----------------------
restrictions  imposed in Sections 1 through 8 of this Code,  an Access  Person is further prohibited from:

            (i)   purchasing  or selling any  Security for his or her Personal
            Account in a transaction  not  otherwise  prohibited or restricted hereunder  with the actual  knowledge,  or having  reason to know, that,  within 15 calendar days before,  or 15 calendar days after, the same Security is being,  has been or will be purchased or sold by (i) an Advisory  Client,  or (ii) any Private Fund (A) in which
            an  Advisory   Client  is  an  investor  or  (B)  which  is  Being
            Considered  for  Purchase  or  Sale  by  Tremont  for an  Advisory
            Client.  Provided  however,  the Code  Administrator  may  exclude from  this  provision  trades  for an  Advisory  Client  that  are
            programmatic   in  nature  and  do  not  represent  a  substantive
            investment  decision  with  respect  to  any  particular  Security
            (e.g., a program trade to sell pro-rata  portions of each Security in an Advisory Client's  portfolio).  The Code Administrator shall maintain a record of such transactions; or

            (ii)  purchasing or selling any Security  without the pre-approval of the  Code  Administrator  where  such  Security,  as set  forth herein or as may otherwise be required by the Code  Administrator, may only be purchased or sold with such pre-approval.

      Notwithstanding the prohibitions concerning the transactions set forth in (i) above, if an Access Person has received the express, written pre-approval of the Code Administrator with respect to any such proposed transaction that would otherwise be so prohibited,, then such transaction may be effected by the person.  The basis upon which the Code Administrator may approve such transaction is that the proposed purchase and sale will not occasion the improper use of an Advisory Client's proprietary information or an abuse of the Access Person's position of trust and responsibility, and because: the potential harm to the Advisory Client is remote, plus such
                                                              ----
transaction would be unlikely to affect a highly institutionalized market or is clearly not related economically to a Security Held or to be Acquired, or
Being Considered for Purchase or Sale, by an Advisory Client or any Private
Fund in which such Advisory Client is an investor  or Being Considered for
Purchase or Sale for an Advisory Client.

      (b)   Transactions Requiring Pre-Approval.      Provided  not  otherwise
            -----------------------------------
prohibited by the  provisions of Section 9(a), the following  transactions  by
Access  Persons may be effected by them in their  Personal  Accounts  but only with the pre-approval of the Code Administrator:

            (i)   Purchasing  any  Security in an Initial  Public  Offering or
            Private  Placement,  including  any interest in a Private Fund, or selling any interest in a Private Fund, without  pre-approval from the Code Administrator; or

             (ii) Purchasing   or  selling  any   interest  in  a   collective
            investment  vehicle  that is exempt  from  registration  under the
            1933 Act,  including,  but not limited to,  hedge  funds,  private
            funds  or  similar   investment  limited   partnerships,   without
            pre-approval from the Code Administrator.

      (c)   Transactions  Exempt from these Prohibitions or Restrictions.  The
            ------------------------------------------------------------
following  transactions  by  Access  Persons  are  expressly  exempt  from the prohibitions or restrictions of this Section 9:

            (i)   Purchases or sales of Securities made in a Personal  Account over which an Access  Person has no direct or  indirect  influence or  control,  such as Personal  Accounts  managed by a third party over which such Access Person has no investment  discretion (Note:
                                                                         ----
            Any Personal  Account  covered by the  provisions  of this Section
            9(c)(i) remains  subject to the reporting  requirements of Section
            11);

            (ii)  Involuntary  purchases or sales of  Securities in a Personal
            Account,  such  as  Securities  received  pursuant  to a  dividend reinvestment plan or a stock split or through a gift or bequest;

            (iii) Purchases of  Securities  in a Personal  Account that result from the exercise of rights  acquired  from an issuer as part of a pro rata  distribution  to all holders of a class of Securities of such issuer and the sale of such rights; or

            (iv)  Transactions in any Security not otherwise prohibited or restricted by Section 9(a) or 9(b) or any other provision of this
            Code.

      (d)   Certain  Pre-Approvals;   Length  of  Pre-Approvals.   (i)  Access
            ---------------------------------------------------
Persons seeking  pre-approval  for the acquisition of a Security in an Initial
Public  Offering or a Private  Placement,  including  an interest in a Private
Fund, or the sale of an interest in a Private  Fund,  must set forth in detail the rationale for such transaction.

            (ii)  Pre-approval  remains  in  effect  until the end of the next business  day on  which  such  pre-approval  is  granted,  or  until  the next immediately  available date for subscription in the case of a Private Fund, or as otherwise  specified  by the Code  Administrator.  (See  Appendix C for the
                                                       ---
various pre-approval forms.)

10.   Investment Persons--Prohibited Transactions in Securities.
      ---------------------------------------------------------

      Note:  Any profits  realized  on trades  prohibited  by this  Section 10 shall be subject to disgorgement.

      (Note:  Every  Investment  Person  also is an Access  Person and remains subject  to the  prohibitions  in the  previous  sections  to the  extent  not otherwise  included in this Section.)  Certain Access Persons may have greater access to Advisory  Clients'  information  and there is an increased risk that those Access  Persons may benefit from or interfere  with the purchase or sale of portfolio securities by Advisory Clients.  Accordingly,  it is necessary to further  categorize  those persons as  "Investment  Persons" and to impose the following enhanced restrictions on personal trading by Investment Persons:

      (a)   Prohibited Transactions.      In addition to the  prohibitions  or
            -----------------------
restrictions  imposed  in  Sections 1 through 8 of this  Code,  the  following prohibitions apply to transactions by Investment Persons:

            (i)   Investment   Persons  are  prohibited   from  purchasing  or
            selling  any  Security  for  his  or  her  Personal  Account  in a
            transaction not otherwise  prohibited or restricted hereunder with the actual  knowledge,  or having reason to know, that,  within 15 calendar  days  before,  or  15  calendar  days  after,  the  same
            Security is being,  has been or will be  purchased  or sold by (i)
            an  Advisory  Client,  or (ii)  any  Private  Fund (A) in which an
            Advisory  Client is an investor  or (B) which is Being  Considered for Purchase or Sale by Tremont for an Advisory  Client.  Provided
            however,  the Code  Administrator  may exclude from this provision trades for an Advisory Client that are  programmatic in nature and do not  represent a substantive  investment  decision with respect to  any  particular  Security  (e.g.,  a  program  trade  to  sell pro-rata  portions  of  each  Security  in  an  Advisory  Client's portfolio).  The Code  Administrator  shall  maintain  a record of such transactions;

            (ii)  Notwithstanding  that  such  transaction  may  otherwise  be permitted  pursuant  to  (i)  above,  no  Employee  who  may be an
            Investment  Person  with  respect to any OFI fund,  other than the
            OFI/Tremont Funds, may sell a Security short,  except a short sale as a hedge  against a long  position in the same  security if such short sale has been pre-approved by the Code Administrator; and

            (iii) Notwithstanding  that any such  transaction may otherwise be permitted  pursuant  to  (i)  above,  no  Employee  who  may be an
            Investment  Person  with  respect to any OFI fund,  other than the
            OFI/Tremont  Funds  may  purchase  or sell in his or her  Personal
            Account  options or futures other than options and futures related to broad-based indices,  U.S. Treasury securities,  currencies and long portfolio  positions in the same or a  substantially  similar security; and

            (iv)  No  Investment  Person  may  purchase  or sell any  Security without  the  pre-approval  of the Code  Administrator  where such
            Security,  as provided herein or as otherwise required by the Code
            Administrator,   may  only  be   purchased   or  sold   with  such
            pre-approval.

      Notwithstanding  the prohibitions  concerning the transactions set forth in Section  10(a)(i),  if an  Investment  Person  has  received  the  express, written  pre-approval of the Code  Administrator with respect to such person's proposed  purchase of an interest in a Private Fund,  which would otherwise be so  prohibited,  then  such  transaction  may be  effected  by the  Investment
Person.  The  basis  upon  which  the  Code  Administrator  may  approve  such transaction  is that the  proposed  purchase  and sale will not  occasion  the improper use of an Advisory Client's  proprietary  information or the abuse of the Investment Person's position of trust and responsibility,  and because the potential harm to the Advisory Client is remote.

      (b)   Additional Transactions Prohibited or Restricted.
            ------------------------------------------------
Notwithstanding the foregoing,  the Code of Ethics Oversight Committee, in its discretion,  may at  any  time  prohibit  or  restrict  any  other  securities transaction,  or class of  transactions,  in addition to those  enumerated  or contemplated  herein, by Investment  Persons relative to the OFI/Tremont Funds or otherwise.

      (c)   Transactions Requiring Pre-Approval Provided     not     otherwise
            -----------------------------------
prohibited by the provisions of Section 10(a), the following  transactions may be  effected  by  Investment  Persons  in  their  Personal  Accounts  with the pre-approval of the Code Administrator:

            (i)   Purchasing  any  Security in an Initial  Public  Offering or
            Private  Placement,  including  any interest in a Private Fund, or selling any interest in a Private Fund, without  pre-approval from the Code Administrator;

      Where  any  Investment  Person  has  made  a  permitted  purchase  of  a
Security in an Initial Public Offering or a Private  Placement,  including any interest in a Private  Fund,  or  permitted  sale of any interest in a Private
Fund,  for  his  or her  Personal  Accoun,t  with  respect  to any  subsequent consideration  of an investment in Securities of the same or a related  issuer for an Advisory  Client,  Tremont may require an  independent  review,  to the extent  necessary,  by  Investment  Persons who do not have an interest in the issuer.

            (ii)  Purchasing   or  selling  any   interest  in  a   collective
            investment  vehicle  that is exempt  from  registration  under the
            1933 Act,  including,  but not limited to,  hedge  funds,  private
            funds  or  similar   investment  limited   partnerships,   without
            pre-approval from the Code Administrator;

            (iii) Purchasing  or selling  shares of any open-end OFI fund that the  Investment  Person  serves in the  capacity,  or performs the functions,  that  warrant  him  or  her  to  be  identified  as an
            Investment Person; or

            (iv)  Purchasing or selling  shares of any non-OFI fund that is an open-end  investment  company,  where OFI serves as the investment sub-adviser  and for  whom the  Investment  Person  serves  in the capacity,  or performs the  functions,  that warrant him or her to be identified as an Investment Person.

      (d)   Transactions Exempt from these Prohibitions or Restrictions.
            -----------------------------------------------------------
The following transactions by Investment Persons are exempt from the prohibitions or restrictions of this Section 11:

            (i)   Purchases or sales of Securities made in a Personal  Account over  which  the  Investment  Person  has no  direct  or  indirect influence  or  control,  such as  Personal  Accounts  managed by a third party over which such  Investment  Person has no  investment discretion;

      Provided,  however,  that for purposes of this subsection 10(c)(i),  the
Investment Person claiming to have no direct or indirect  influence or control over such a Personal Account,  must first provide a written explanation to the
Code  Administrator  describing the  circumstances of the Personal Account and reasons why the  Investment  Person  believe he or she does not have direct or indirect  influence or control  (i.e.,  no  investment  discretion)  over that
Personal Account and that he or she does not provide any investment  advice or suggestions  with respect to the  Personal  Account.  The Code  Administrator, however,  reserves  the  right  to  require  pre-approval  of such a  Personal
Account.  (Note:  Any  Personal  Account  covered  by the  provisions  of this subsection  10(c)(i) remains subject to the reporting  requirements in Section
11.)

            (ii)  Purchases  or sales of shares of any  open-end OFI fund that the Investment  Person does not serve in the capacity,  or perform the  functions,  that  warrant him or her to be  identified  as an
            Investment Person;

            (iii) Purchases  or sales of shares of any non-OFI fund that is an open-end  investment  company for which  neither OFI serves as the investment  sub-adviser  nor the  Investment  Person serves in the capacity,  or performs the  functions,  that warrant him or her to be identified as an Investment Person;

            (iv)  Involuntary  purchases or sales of  Securities in a Personal
            Account,  such  as  Securities  received  pursuant  to a  dividend reinvestment plan or a stock split or through a gift or bequest;

            (v)   Purchases of  Securities  in a Personal  Account that result from the exercise of rights  acquired  from an issuer as part of a pro rata  distribution  to all holders of a class of Securities of such issuer and the sale of such rights; or

            (vi)  Transactions in any Security not otherwise prohibited or restricted by Section 10(a) or 10(b) or any other provision of this Code.

       (e)  Pre-Approval    Matters.    (i)   Investment    Persons    seeking
            -----------------------
pre-approval  for the  acquisition of a Security in an Initial Public Offering or a Private  Placement,  including an interest in a Private Fund, or the sale of an interest in a Private  Fund,  must set forth in detail the rationale for such transaction.

            (ii)  If an Investment  Person  obtains  pre-approval  pursuant to this Section 10 for a  transaction  in a Security not then  currently  held by any  Advisory  Client  for which that  Investment  Person  acts as  Investment
Person but,  thereafter,  a  transaction  in the same Security for an Advisory
Client  for  which  that  Investment  Person  acts  as  an  Investment  Person subsequently  takes place within a period of 15 calendar  days  following  the
Investment Person's  transaction,  the Investment Person's  transaction may be reviewed  further by the Code of Ethics  Oversight  Committee to determine the appropriate  action,  if any. For example,  the Committee  may recommend  that the  Investment  Person be subject to a price  adjustment to ensure that he or she did not receive a better price than the Advisory Client

                 (iii)  Pre-approval  remains  in effect  until the end of the next  business day on which such  pre-approval  is granted,  or until the next immediately  available date for subscription in the case of a Private Fund, or as otherwise  specified  by the Code  Administrator.  (See  Appendix C for the
                                                       -----
various pre-approval forms.)

11.   Reporting Requirements
      ----------------------

      (a)   Confirmations/Account Statements.   Each   Access   Person   shall
            --------------------------------
arrange for  duplicate  copies of  confirmations  of all  transactions  and/or periodic  account  statements of all Personal  Accounts to be sent directly to the Code Administrator.

      (b)   Quarterly  Reports.  Each Access  Person must report in writing to
            -------------------
the  Code  Administrator,  within  30 days  after  the  end of  each  calendar quarter,  all  transactions  in Securities  occurring in the quarter in his or her  Personal  Account.  (See  Appendix C for a form of the  Report.) If there were no such transactions, the report should so state.

            An  Access  Person  is  deemed  to be  in  compliance  with  these reporting  requirements  if all the  information  so required is  contained in trade confirmations and/or periodic account statements  previously provided to the Code Administrator for the time period covered by the quarterly report.

      (c)   Quarterly Report Information. Each  quarterly  report must contain
            ----------------------------
the following information with respect to each reportable transaction:

            (i)   Name(s) in which the Personal  Account is registered and the date the Personal Account was established;

            (ii)  Date and nature of the  transaction  (purchase,  sale or any other type of acquisition or disposition);

            (iii) Title,  number of shares,  principal  amount,  interest rate and maturity  (if  applicable)  of each  Security and the price at which the transaction was effected;

            (iv)  Name of the broker,  dealer or bank with or through whom the
            Account  was  established  or through  which the  transaction  was effected; and

            (v)   The date the report is submitted.

      (d)   Initial and Annual  Reports.  All Access Persons shall,  within 10
            ----------------------------
days  after  becoming  an Access  Person,  and at least  annually  thereafter, provide  a  written  holdings  report  to  the  Code  Administrator  with  the following  information  (such  information  to be current as of a date no more than 45 days  before the report is  submitted)  (See  Appendix C for a form of the Report):

            (i)   Name(s) in which the Personal  Account is registered and the date the Personal Account was established;

            (ii)  Title,  number of shares,  principal  amount,  interest rate and  maturity  (as  applicable)  of  each  security  held  in  the
            Personal Account;

            (iii) Name of the broker,  dealer or bank with which the  Personal
            Account is maintained; and

            (iv)  The date the report is submitted.

      (e)   Beneficial Ownership Disclaimed.    Reports submitted  pursuant to
            -------------------------------
this Code may contain a statement  that the report is not to be  construed  as an  admission  that  the  Access  Person  has or had any  direct  or  indirect
Beneficial Interest in any Security to which the report relates.

      (f)   Securities  Exempt from  Reporting  Requirements.  Holdings of and
            ------------------------------------------------
transactions  in the  following  types  of  Securities  are  exempt  from  the reporting  requirements of the Code, and duplicate copies of confirmations and periodic  statements of Personal Accounts in which only the following types of
Securities may be held do not have to be reported to the Code Administrator:

            (i)   Involuntary  purchases or sales of  Securities in a Personal
            Account,  such  as  Securities  received  pursuant  to a  dividend reinvestment  plan or a stock  split or through a gift or bequest;
            or

            (ii)  Purchases of  Securities  in a Personal  Account that result from the exercise of rights  acquired  from an issuer as part of a pro rata  distribution  to all holders of a class of Securities of such issuer and the sale of such rights.

            (iii) Securities  issued  by the U.S.  government,  its  agencies, instrumentalities and government-sponsored enterprises;

            (iv)  Bankers'   acceptances,   bank   certificates   of  deposit,
            commercial   paper,   short-term   debt   instruments   (including
            repurchase  agreements)  provided  such  debt  instruments  have a maturity  at the date of  issuance  of less  than 366 days and are rated in one of the two highest rating  categories by a nationally recognized statistical rating organization; or

            (v)   Shares of any non-OFI  fund that is an  open-end  investment company,  except  an  open-end  investment  company  for which OFI serves as the investment sub-adviser

            12.   Certifications
                  --------------

      (a)   All Employees and Access Persons shall  acknowledge that they have received  the Code of  Ethics  and  recognize  that  they are  subject  to its requirements.

      (b)   All Access  Persons shall certify at least annually that they have read and  understand  the Code of Ethics,  recognize  that they are subject to its  requirements  and  have  complied  with the  requirements  of the Code of
Ethics.

      (c)   All Access Persons shall certify  annually that they have reported all transactions in and holdings of Securities in Personal  Accounts  required to be reported pursuant to the Code.

            13.   Penalties and Sanctions
                  -----------------------

      (a)   Any profits  realized on trades  prohibited by Sections 9-10 shall be subject to disgorgement.

      (b)   Any  violation of this Code shall be subject to the  imposition of such  sanctions  by the Code  Administrator  as the Code  Administrator  deems appropriate  under the  circumstances  to achieve  the  purposes of this Code, provided,  however,  if the sanctions  includes  suspension or  termination of employment , such  suspension or  termination  must be approved by the Code of
Ethics Oversight Committee.

      (c)   Such  sanctions may include,  but will not  necessarily be limited to,  one or more of the  following:  a letter of  censure;  restitution  of an amount  equal to the  difference  between  the price paid or  received  by the affected Advisory  Client(s) and the more advantageous  price paid or received by the offending  person;  the suspension or  termination of personal  trading privileges; or the suspension or termination of employment.

      (d)   Tremont  and Tremont  Capital  reserve the right to take any legal action it deems  appropriate  against any Employee who violates any  provision of this Code and to hold Employees liable for any and all damages  (including, but not limited to, all costs and attorney  fees) that Tremont  and/or Tremont
Capital  may  incur as a direct  or  indirect  result  of any such  Employee's violation of this Code or related law or regulation.

      (e)     An Employee may request  review by the Code of Ethics  Oversight
Committee  of a  decision  or  determination  made by the  Code  Administrator pursuant to this Code. The  Committee,  in its sole  discretion,  may elect to consider or reject the request for review.

12.   Duties of the Code of Ethics Oversight Committee
      ------------------------------------------------

         The  Code  of  Ethics   Oversight   Committee  is   responsible   for
establishing  policies  and  procedures  for the  administration  of the Code,
considering   and  approving   amendments  to  the  Code,  and  reviewing  and
considering  any decisions made by the Code  Administrator  upon request of an
Employee  or  involving   suspension  or  termination   of   employment.   The
Committee  may be  assisted  by  counsel  in  fulfilling  its duties if deemed appropriate.

            13.   Duties of the Code Administrator
                  --------------------------------

      The Code Administrator shall have the following responsibilities:

      (a)   Maintaining a current list of the names of all Access  Persons and
Investment  Persons  with  an  appropriate   description  of  their  title  or
employment;

      (b)   Furnishing  all Employees  and Access  Persons with a copy of this
Code  and  initially  and  periodically  informing  them of their  duties  and obligations thereunder;

      (c)   Designating,   as  desired,   appropriate   personnel   to  review
transaction and holdings reports submitted by Access Persons;

      (d)   Reviewing  and  considering   pre-approval  requests  from  Access
Persons and  Investment  Persons and setting forth in detail the rationale for any approvals granted to such Access Persons or Investment Persons;

      (e)   Maintaining  or  supervising   the   maintenance  of  all  records
required by this Code;

      (f)   Preparing  listings  of all  transactions  effected  by any Access
Person in violation of Section 9(a)(i) or 10(a)(i);

      (g)    Issuing  any   interpretation   of  this  Code  that  may  appear
consistent with the objectives of this Code;

      (h)   Conducting  such   investigations,   including   scrutiny  of  the
listings  referred to in this Section  17(f)  above,  as shall  reasonably  be required  to detect  and report any  apparent  violations  of this Code to the
Code of Ethics Oversight  Committee and to the boards of the OFI/Tremont Funds or the appropriate OFI representative with respect to any other OFI funds;

      (i)   Submitting  a  quarterly  report  to the  board  of  any  affected
OFI/Tremont  Fund of any violations of this Code and the sanction imposed as a result;  any  transactions  suggesting  the  possibility  of a violation;  any interpretations  issued by and any exemptions or waivers found  appropriate by the Code Administrator;  and any other significant  information concerning the appropriateness of this Code.

      (j)   Submitting  a  written  report at least  annually  to the board of each OFI/Tremont Fund that:

            (i)   describes  any issues  arising under the Code since the last report to the Board,  including,  but not limited to,  information about material  violations of the Code or procedures and sanctions imposed in response to the material violations;

            (ii)  summarizes   existing    procedures    concerning   personal
            investing  and any  changes  in the  procedures  made  during  the previous year;

            (iii) identifies any recommended changes in existing  restrictions or  procedures  based  upon  experience  under the Code,  evolving
            industry   practices  or   developments   in  applicable  laws  or
            regulations;

            (iv)  reports  with  respect  to the  implementation  of this Code through  orientation and training programs and on-going reminders;
            and

            (v)   certifies  that  Tremont has adopted  procedures  reasonably necessary to prevent Access Persons from violating the Code.

13.   Recordkeeping
      -------------

     The Code  Administrator  shall  maintain and cause to be maintained in an easily accessible place, the following records:

      (a)   A copy of any Code  adopted  pursuant to Rule 17j-1 under the 1940
Act or Rule 204A-1 under the Advisers Act which has been in effect  during the most recent five year period;

      (b)   A record of any  violation  of any such  Code,  and of any  action taken as a result of such  violation,  within  five  years from the end of the fiscal year of Tremont in which such violation occurred;

      (c)   A copy of all written  acknowledgements  by Access  Persons during the most recent five year period;

      (d)   A copy of each  report made by a Access  Person,  as well as trade
confirmations   and/or  account   statements  that  contain   information  not
duplicated in such reports,  within five years from the end of the fiscal year of OFI in which such report is made or information is provided,  the first two years in an easily accessible place;

      (e)   A copy of each report made by the Code  Administrator  within five years from the end of the fiscal  year of OFI in which such  report is made or issued, the first two years in an easily accessible place;

      (f)   A list, in an easily  accessible place, of all persons who are, or within the most  recent  five year  period  have been  Access  Persons or were required to make  reports  pursuant to Rules 17j-1 and 204A-1 and this Code or who are or were responsible for reviewing these reports; and

      (g)   A  record  of  any  decision,   and  the  reasons  supporting  the
decision,  to permit  an  Access  Person  or  Investment  Person to  acquire a
Private  Placement  or Initial  Public  Offering  security,  for at least five years after the end of the fiscal year in which permission was granted.

14.   Amendments
      ----------

       The Code of Ethics Oversight  Committee may amend the Code of Ethics as necessary  or  appropriate  to achieve the purposes of Rules 17j-1 and 204A-1.
Provided,  however, that any material changes to this Code must be approved by the board of each  OFI/Tremont  Fund,  including a majority of the Independent
Directors, within six months after the change has been adopted by Tremont.

Dated as of: February 1, 2005
                                  Adopted by Tremont Partners, Inc.

                                  Barry H. Colvin
                                  President
                                  Tremont Capital Management, Inc.

                                  APPENDIX A

                          STATEMENT OF POLICIES AND
                            PROCEDURES DESIGNED TO
                              DETECT AND PREVENT
                               INSIDER TRADING

 Tremont Statement of Policies and Proceudres Designed to Detect and Prevent
                               Insider Trading

      Insider-Trading.  During  the  course  of their  employment  at  Tremont
      ---------------
Partners,  advisory personnel may become exposed to certain types of "material nonpublic  information."  Tremont Partners  prohibits any advisory person from trading  securities,  either personally or on behalf of others,  based on such material  nonpublic  information  that is  derived,  in whole  or in part,  by reason of his or her employment  with Tremont  Partners unless the information is  also  available  to the  investing  public  on  reasonable  inquiry.  This conduct  is  generally  known  as  "insider  trading."  For  purposes  of this
Manual,  the term "material  nonpublic  information" is defined as information not effectively  communicated to the  marketplace  that a reasonable  investor would  consider  important  in making an  investment  decision  or that  would
substantially   affect  the  market   price  of  the   security  if  generally
disclosed.  It  shall be a  violation  of  Tremont  Partners'  policy  on this matter for an  advisory  person to effect a  transaction  based upon  material nonpublic information.

      Procedures.  In order to effectively  monitor advisory personnel trading
      ----------
activity  and  instances  of  insider  trading,   Tremont  has  developed  the
following  procedures to be carried out by the Assistant  Compliance  Officer, under the supervision of the Compliance Officer:

            Transaction Reporting.  All advisory personnel must identify any personal investment accounts and report all reportable transactions and investment activity, in which such personnel may have a direct or indirect beneficial interest on a quarterly basis, within 10 days of the end of each calendar quarter, to the Assistant Compliance Officer, or other designated officer.  Under Advisers Act Rule 204-2 (a) (12) and (13), the firm is required to maintain a record of every transaction in a security by advisory personnel with the following information ("Personal Trading Information") to be maintained in the record:

                    Title/Amount.  Title and amount of the security involved;
                    ------------

                    Date.  Date of the transaction;
                    ----

                    Nature.  Nature of the transaction (purchase or sale);
                    ------

                    Price.  Price at which the trade was effected; and
                    -----

                    Name of  Broker.  Name of the  broker-dealer  or bank that
                    ---------------
                    executed the transaction.

      Tremont  Partners  satisfies  its  obligations  under  Advisers Act Rule
204-2 (a) (12) by requiring  all of its advisory  personnel to arrange for the
delivery  to  Tremont  Partners  of  duplicate   monthly   brokerage   account
statements  covering the applicable time period and containing the information described above.

            Review of Personal Trading Information.  The Assistant Compliance
Officer, or her designee, will review the Personal Trading Information of personal securities transactions for compliance with the firm's policies, regulatory requirements and the firm's fiduciary duty to its clients, among other things.  Specifically, the Compliance Officer, with the assistance of specially appointed designees, uses her best efforts to ascertain whether there may exist a potential breach of our duty by matching the advisory person's Personal Trading Information versus securities information that is known to be available to such advisory person.  Suspected violations of the firm's Code of Ethics in this regard will be documented by the Assistant
Compliance Officer and immediately reported to the Compliance Officer for any further action as appropriate.  The Compliance Officer may, from time to time, establish specific Personal Trading Information practices and procedures associated with its advisory personnel tied to the day-to-day responsibilities and activities of such personnel.

            Pre-clearance.  Where an advisory person is contemplating the purchase or sale of an interest in a private placement vehicle, he or she is required to obtain pre-clearance from the Compliance Officer.  Such pre-clearance will involve the advisory person submitting a written form, a sample of which is contained in the Code of Ethics, which contains the name of the vehicle, the amount to be purchased or sold along with the date of the transaction.  In determining whether or not to approve the transactions, the
Compliance Officer will, amongst other things, consider whether such a transaction would be considered front-running ahead of a Tremont client.

                                   APPENDIX B

                              TREMONT GIFT POLICY

                              Tremont Gift Policy

      Background: Tremont  Partners  strives  to  maintain  a high  standard  of
      ----------
business   ethics,   which  it  believes  are  consistent  with  good  corporate citizenship.  To assure that these  standards are not being  violated,  the firm requires  all advisory  personnel to perform  their jobs in an ethical and legal fashion.  Due to the  numerous  relationships  advisory  personnel  have  forged with clients and other  entities,  it is inevitable  that such personnel will be offered  gifts or  gratuities  in the course of doing  business.  A conflict  of interest  may exist if such gifts or  gratuities  are  intended to  influence an advisory person's actions as employees of the firm.

      Policy:  In  order  to  strive  to  avoid  the  aforementioned   potential
      ------
conflicts  of  interest,  advisory  personnel  are  required  to  adhere  to the following procedures:

            No  Solicitation.  Advisory  personnel  may not solicit any gifts or gratuities  from third  parties while acting in their  respective  capacities as representatives of the firm.

            Limitation  on  Acceptance  of  Gifts.  Gifts of  significant  value
(greater  than  $250)  or  gifts  of  an   extravagant   nature   (collectively,
"Significant  Gifts") are  generally  to be declined or returned in order not to compromise  the  reputation  of the  advisory  person in  question  or the firm.
Significant  gifts  may  only be  retained  with  the  express  approval  of the
Compliance Officer  (collectively,  "Approved Gifts"). Upon receipt, such person shall  immediately  provide the  Compliance  Officer with a  description  of the gift  to be  considered  for  acceptance  as  well as to  allow  the  gift to be recorded  on the Gift  Registry.  Any gift  intended  to  influence  an advisory person's  actions or  otherwise  the  judgment  of a  representative  of Tremont
Partners,  which are  presented  to such person,  may not be retained  under any circumstances  whatsoever  ("Prohibited  Gifts"). Any gift that is either (i) an
Approved Gift,  (ii) not of sufficient  value to constitute a Significant  Gift, or (iii) is not  otherwise  a  Prohibited  Gift may be  referred  to herein as a
"Permitted Gift."

            Gift   Registry.   Upon  receipt  by  an  advisory   person  of  any
Permitted  Gift of $100.00 to $250.00 in value,  other than a Permitted  Gift in the form of customary  meals or  entertainment,  such person  shall  immediately provide the Assistant  Compliance  Officer with such  description of the gift as she  may  require  in  order  to log  such  gift  in  the  Gift  Registry  to be
maintained  by  her.   Permitted  Gifts  in  the  form  of  customary  meals  or
entertainment  need not be  logged  in the Gift  Registry  and,  therefore,  the details of which need not be provided to the Assistant Compliance Officer.

            Annual  Certification.   On  an  annual  basis  and  on  a  specific
schedule  established by the Compliance Officer,  all advisory personnel will be required  to file with the  Assistant  Compliance  Officer a  certification,  in such form as required by the Compliance  Officer,  attesting to their compliance with the foregoing  policies and  procedures  concerning the acceptance of gifts by Tremont Partners advisory personnel.

                                  APPENDIX C

            The forms referenced below that follow are to be used for
reporting purposes under the Code.  They are subject to change from time to time by the Code Administrator or his or her designee, and are neither incorporated into nor are part of the Code of Ethics.

            I.    Code of Ethics Acknowledgement
            II.   Initial and Annual Report of Personal Account and Holdings
            Form
            III.  General Personal Account Trading Approval Request Form
            IV.   Initial Public Offering Participation Approval Request Form
            V.    Private Placement Participation Approval Request Form
            VI.   Quarterly Report under the Code of Ethics Form
            VII.  Annual Certification of Compliance with Code of Ethics Form

                        CODE OF ETHICS ACKNOWLEDGEMENT

To:   Administrator of Code of Ethics

            I hereby certify to Tremont Partners, Inc. that, I have read and understand the Code of Ethics of Tremont Partners, Inc., dated as of February
2005, I recognize that I am subject to the Code of Ethics, and I will comply with the Code of Ethics as a condition of my employment.

Date:
      ------------------

            Signature

            Print Name

        INITIAL AND ANNUAL REPORT OF PERSONAL ACCOUNT AND HOLDINGS FORM

         Each employee is required,  within 10 days of the commencement of his or her  employment  by  Tremont  Capital  Management,  Inc.  ("Initial
Holdings"),  and at least annually  thereafter  ("Annual  Holdings") or on such other date as may be established  ("Other") by the  Administrator  of the Code of  Ethics  (the  "Code  Administrator"),  to  provide  a written report  to the Code  Administrator  of such  Employee's  Personal  Account holdings  information.  The information in any such report must be as of a date no more than 45 days before the date the report is submitted.

       The term,  "Personal  Account"  is defined in the Code of Ethics as any account owned by, or which a beneficial  interest is owned in the name of, an  employee,  or any account in which an  employee  has any direct or indirect  beneficial  interest.  The  Code of  Ethics  goes  on to  define
"beneficial  interest" as any interest by which an "Access Person," or any family  member  living  in the same  household  as an Access  Person,  can directly or indirectly  derive a monetary benefit from the purchase,  sale or  ownership  of a  Security.  For  purposes of this  definition  and the
Code, "family member" shall include: grandparents,  parents, mother-in-law or father-in-law;  husband,  wife or domestic partner (whether  registered or unregistered under applicable law);  brother,  sister,  brother-in-law, sister-in-law,  son-in-law or  daughter-in-law;  children  (including step and adoptive  relationships);  and grandchildren.  In a situation in which the  status of a "family  member" is in  question,  such  person  shall be presumed  to be a "family  member" for  purposes  of this Code.  It is the employee's burden to affirmatively  prove to the Code  Administrator  that the other person at issue is not a "family member" within this definition.

                 This form is being submitted to report:

               Initial                   Annual
---------------           ---------------
Holdings                          Holdings                         Other
                                                   ---------------

[Please check one]

 NAME IN WHICH PERSONAL
         ACCOUNT            BROKER/INSTITUTION'S      DATE ACCOUNT WAS
      IS REGISTERED                 NAME                 ESTABLISHED

------------------------------------------------------------------------------

[PLEASE ATTACH COPIES OF STATEMENTS FOR EACH OF THE ACCOUNTS LISTED ABOVE
REFLECTING HOLDINGS AS OF A DATE NOT MORE THAN 45 DAYS PRIOR TO THE DATE THIS
FORM IS SUBMITTED.]

PLEASE LIST BELOW HOLDINGS IN PERSONAL ACCOUNTS AS OF A DATE NOT MORE THAN 45
DAYS PRIOR TO THE DATE THIS REPORT IS SUBMITTED NOT OTHERWISE SHOWN ABOVE
                                                              TITLE, NUMBER OF
    NAME IN WHICH                                             SHARES, PRINCIPAL
 PERSONAL ACCOUNT IS       BROKER/        DATE ACCOUNT WAS    AMOUNT, INTEREST
     REGISTERED       INSTITUTION'S NAME     ESTABLISHED      RATE AND MATURITY

------------------------------------------------------------------------------

      I hereby certify that the information contained in this report is accurate and complete with respect to all holdings in my Personal Accounts as of the date this report is submitted.

------------------------                        ---------------
(Signature)                                     (Date)

------------------------
(Print Name)

            GENERAL PERSONAL ACCOUNT TRADING APPROVAL REQUEST FORM
        (Other than for Initial Public Offering or Private Placement)

                          SECURITY
                         IDENTIFIER
                         (CUSIP OR                                             ESTIMATED
                           TICKER    BUY OR                       BROKERAGE    DATE/TIME
   NAME OF SECURITY       SYMBOL)      SELL     NAME OF BROKER    ACCOUNT #    OF TRADE*

------------------------------------------------------------------------------

-----------------------

      *Pre-approval is effective for current business day and next business day only.

      Does the  undersigned  know,  or have  reason  to know,  that  within 15 calendar  days  before,  or 15  calendar  days  after,  the same  security  as identified  above  has been or will be  purchased  or sold by (i) an  advisory client of  Tremont,  or (ii) any  investment  fund or  manager  (A) in or with which such  advisory  client is an investor  or (B) which is being  considered for purchase or sale by Tremont or the  undersigned  if the  undersigned is an
"Investment Person" as defined under the Code of Ethics?           Yes ___
No ___

      If          "Yes",           please           provide           details:
---------------------------------------------

            (Signature)                               (Date)

            (Print Name)

Date Received by Code Administrator:
                                      ----------------

Approved:                                 Denied:_____
         ------

Date: ________________

------------------------
Stephen T. Clayton
Code Administrator

         INITIAL PUBLIC OFFERING PARTICIPATION APPROVAL REQUEST FORM

1.  Name of  issuer:
                      --------------------------------------------------------

2.  Type of security:    ___ Equity       ___ Fixed Income

3.  Planned date of transaction:
                                  --------------------------------------------

4.  Size of offering:
                       -------------------------------------------------------

5.  Number of shares to be purchased:
                                       ---------------------------------------

6.  What firm is making this IPO available to you?
                                                    --------------------------

7.  Do you do business with this firm in connection with your job duties?
                                                                           ---

8.  Do you believe this IPO is being made available to you in order to influence an investment decision or brokerage order flow for fund or client accounts?
           -------------------------------------------------------------------

9.  Have you in the past received IPO allocations from this firm?       ____
Yes     ____ No

            If "yes", please provide a list of all previously purchased IPO's

10.  To your knowledge, are other Tremont or OppenheimerFunds personnel or clients involved?

            ____ Yes          ____ No

If "yes", please describe

11.  Describe how you became aware of this investment opportunity:

      I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval.

______________       (Signature)                      (Date)

(Print Name)

Date Received by Code Administrator:  ______________

Approved: _____          Denied: _____

Date:  _________

Name: Stephen T. Clayton
Title: Code Administrator

            PRIVATE PLACEMENT PARTICIPATION APPROVAL REQUEST FORM

(Attach a copy of the Private Placement Memorandum, Offering Memorandum or
any other relevant documents)

1.  Name of corporation, partnership or other entity (the "Organization")

---------------------------------------------

2.  Is the Organization:       ____ Public      ____ Private

3.  Type of security or fund:
                               -----------------------------------------------

4.  Nature of participation (e.g., Stockholder, General Partner, Limited
Partner).
Indicate all applicable:
                          ----------------------------------------------------

5.  Planned date of transaction:
                                  --------------------------------------------

6.  Size of offering (if a fund, size of fund)
                                                ------------------------------

7.  Size of your participation:
                                 ---------------------------------------------

8.  Would the investment carry limited or unlimited liability?     ____
Limited    ____ Unlimited

9.  To your knowledge, are other Tremont or OppenheimerFunds personnel or clients involved?

            ____ Yes          ____ No

If "yes", please describe

10.  Describe the business to be conducted by the Organization:

11.  If Organization is a fund:

Describe investment objectives of the fund (e.g., value, growth, core or specialty)

12.  For Investment Persons:

Does an advisory client's asset that you manage on behalf of Tremont have an investment objective that would make this Private Placement an opportunity that should first be made available to such client?

   ___ Yes      ____ No

If "yes", please describe which client or fund:

13.  Will you participate in any investment decisions?     ___ Yes       ____
No

If "yes", please describe:

14.  Describe how you become aware of this investment opportunity:

      I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval.  I will notify the Code Administrator in writing if any aspect of the investment is proposed to be changed (e.g., investment focus, compensation, involvement in organization's management) and I hereby acknowledge that such changes may require further approvals, or divestiture of the investment by me.

______________       (Signature)                      (Date)

(Print Name)

Date Received by Code Administrator:  _____________

Approved:  _____                    Denied:  _____

Date:  __________________

Stephen T. Clayton
Code Administrator

                            QUARTERLY REPORT FORM

TO:  Administrator of the Code of Ethics              Date: ______

FROM:                                (Print Name)
       ----------------------------

RE:  Quarterly Report

As an Access Person under the Code of Ethics (the "Code") of Tremont
Partners, Inc., I hereby confirm that, other than accounts and the transactions listed below, I have no other securities accounts and have not made any purchases or sales of securities subject to the Code's prohibition or restrictions during the quarter ended _________ -200-, except (i)
transactions through a brokerage account listed below for which copies of all confirmations and statements have been furnished to you.

I understand that the Code of Ethics covers all securities transactions for
(i) my personal account; (ii) any account in which I have a direct or indirect beneficial interest.  All securities are covered except: securities received involuntarily (i.e. dividend, stock split, etc.); securities received from rights offerings; U.S. government and related securities;
bankers acceptances, CDs, etc.; any non-Oppenheimer open-ended fund where
Oppenheimer is not the sub-adviser.  I also understand inaccurate completion of this form may result in disciplinary sanctions.  All brokerage accounts subject to the Code of Ethics are described below.  If there are no brokerage accounts subject to the Code of Ethics, write "none" below.

NOTE: YOU MUST COMPLETE ALL BROKERAGE ACCOUNT INFORMATION EVEN IF YOU HAVE
PREVIOUSLY SUBMITTED THIS INFORMATION.  AN INCOMPLETE REPORT WILL BE RETURNED
TO YOU FOR PROPER COMPLETION.

                                                      Name(s) In Which
   Firm Name / Address         Account Number       Account Is Registered

Transactions:  List only if done through a broker who has NOT forwarded copies of your account statements to the Code Administrator.  If there are no transactions to report, write "none" below.
------------------------------------------------------------------------------

TRADE           DESCRIPTON              TYPE OF         NUMBER OF       UNIT    TOTAL     NAME OF
DATE            OF SECURITY             TRANSACTION     SHARES, OR      PRICE   COST OR   BROKER
                                                        PRINCIPAL               PROCEEDS  DEALER OR
                                                        AMOUNT                            BANK
                                                        INTEREST
                                                        RATE AND
                                                        MATURITY

------------------------------------------------------------------------------

This Report is to be completed, dated, signed and returned to the
Administrator or the Administrator's designee on or before the 10th calendar day after quarter-end.

______________       (Signature)                      (Date)

(Print Name)

                          ANNUAL CERTIFICATION FORM

TO:  Administrator of the Code of Ethics

RE:  Annual Certification of Compliance

            In accordance with the requirements of the Tremont Partners, Inc.
Code of Ethics ("Code of Ethics") I hereby certify that:

            (1) I have read and understand the Code of Ethics and I recognize that I am subject to it;

            (2) I have complied with the requirements of the Code of Ethics;
                  and

            (3) I have disclosed or reported all personal securities
               transactions and holdings as required under the Code of
               Ethics.

By:
 (Signature)

(Print Name)

Date: ____________________________

(1)   For purposes of this Code, "federal securities laws" means the
      Securities Act of 1933, the Securities Exchange Act of 1934, the
      Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of
      the Gramm-Leach-Bliley Act (privacy), any rules adopted by the
      Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the department of the Treasury
      (anti-money laundering).